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                                                                    EXHIBIT 21.1


          LIST OF SUBSIDIARIES OF ALEXANDRIA REAL ESTATE EQUITIES, INC.


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
Alexandria Real Estate Equities, L.P.       ARE-280 Pond Street, LLC
ARE Acquisitions, LLC                       ARE-377 Plantation Street, LLC
AREE-HOLDINGS, L.P.                         ARE-620 Memorial Drive, LLC
AREE-HOLDINGS II, L.P.                      ARE-702 Electronic Drive, L.P.
ARE-GP HOLDINGS QRS CORP.                   ARE-708 Quince Orchard, LLC
ARE-GP/II HOLDINGS QRS CORP.                ARE-819/863 Mitten Road, LLC
ARE-GP/III HOLDINGS QRS CORP.               ARE-940 Clopper Road, LLC
ARE-GP/IV HOLDINGS QRS CORP.                ARE-1201 Harbor Bay, LLC
ARE-GP/V HOLDINGS QRS CORP.                 ARE-1201 Clopper Loan, LLC
ARE-QRS Corp.                               ARE-1401 Research Boulevard, LLC
ARE-Five Biotech, LLC                       ARE-1431 Harbor Bay, LLC
ARE-John Hopkins Court, LLC                 ARE-1500 East Gude, LLC
ARE-Metropolitan Grove I, LLC               ARE-2001 Aliceanna Street, LLC
ARE-Nexus Centre II, LLC                    ARE-2425/2400/2450 Garcia Bayshore, LLC
ARE-One Innovation Drive, LLC               ARE-2625/2627/2631 Hanover, LLC
ARE-Technology Parkway SSF, LLC             ARE-3005 First Avenue, LLC
ARE-Western Newbrook, LLC                   ARE-3535/3565 General Atomics Court, LLC
ARE-5 Triangle Drive, LLC                   ARE-3770 Tansy Street, LLC
ARE-19 Firstfield Road, LLC                 ARE-4757 Nexus Centre, LLC
ARE-50 West Watkins Mill, LLC               ARE-5100/5110 Campus Drive, L.P.
ARE-60 Westview Street, LLC                 ARE-6166 Nancy Ridge, LLC
ARE-79/96 Charlestown Navy Yard, LLC        ARE-8000/9000/10000 Virginia Manor, LLC
ARE-100 Phillips Parkway, LLC               ARE-9363/9373/9393 Towne Centre, LLC
ARE-100/800/801 Capitola, LLC               ARE-10150 Old Columbia, LLC
ARE-104 Alexander Road, LLC                 ARE-10505 Roselle Street, LLC
ARE-129/153/161 Hill Street, LLC            ARE-10933 North Torrey Pines, LLC
ARE-150/154 Technology Parkway, LLC         ARE-11025 Roselle Street, LLC
ARE-170 Williams Drive, LLC                 ARE-11099 North Torrey Pines, LLC
ARE-215 College Road, LLC                   ARE-15020 Shady Grove, LLC
ARE-279 Princeton Road, LLC
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